      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY __, 1996
                                                           REGISTRATION NO. 333-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                             TJ INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            82-0250992
 (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)
                              200 E. MALLARD DRIVE
                               BOISE, IDAHO  83706
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                      TJ INTERNATIONAL, INC. KEY EMPLOYEES'
                             1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                            -------------------------
                                RICHARD B. DRURY
                               CORPORATE SECRETARY
                             TJ INTERNATIONAL, INC.
                              200 E. MALLARD DRIVE
                               BOISE, IDAHO  83706
                            TELEPHONE (208) 364-3300
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------


                                                  CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED          PROPOSED
         TITLE OF EACH CLASS OF                     AMOUNT                 MAXIMUM           MAXIMUM
            SECURITIES TO BE                         TO BE              OFFERING PRICE      AGGREGATE             AMOUNT OF
               REGISTERED                         REGISTERED(1)           PER UNIT(2)    OFFERING PRICE(2)     REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE $1.00 PER SHARE       500,000 SHARES (2)          $9.00          $9,500,000             $3,275.86
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


(1) THIS REGISTRATION STATEMENT ALSO COVERS ANY ADDITIONAL SHARES THAT MAY HEREAFTER BECOME ISSUABLE AS A RESULT OF THE ADJUSTMENT AND ANTI-DILUTION PROVISIONS OF THE REGISTRANT'S STOCK OPTION PLAN.

(2) DETERMINED IN ACCORDANCE WITH RULE 457(H), THE REGISTRATION FEE CALCULATION IS BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE REGISTRANT'S
     COMMON STOCK REPORTED ON THE NASDAQ NATIONAL MARKET ON MAY 24, 1996.
- --------------------------------------------------------------------------------
EXHIBIT INDEX ON PAGE 7

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents.

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

     (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual 1995 Report on Form 10-K, including without limitation, the Registrant's Quarterly Report on Form 10-Q for the three months ended March 30, 1996.

     (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4)  All other documents subsequently filed by the Registrant pursuant to
          Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock registered hereby has been passed upon by Hawley Troxell Ennis & Hawley, Boise, Idaho, counsel to the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended Certificate of Incorporation ("Certificate") of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Delaware Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived any improper personal benefit.

     The Bylaws ("Bylaws") of the Company provide that to the full extent permitted by law, the Company shall indemnify and advance expenses to any person who is or was a director, officer, employee or fiduciary of the Company, or was serving at the request of a director, officer, employee or fiduciary of the Company, against liabilities which may be incurred by such person by reason of (or arising in part from) such capacity.

     Section 145 of the DGCL authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the officer or director has no reasonable cause to believe that his conduct was unlawful.

     The above discussion of the Company's Certificate, Bylaws and Section 145 of the DGCL is only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     The exhibits included as part of this Registration Statement are as follows:

     Exhibit Number                Description
     --------------                -----------
         3.01 Amended Certificate of Incorporation of the Company was filed as an exhibit to the Company's Form 10-Q for the quarter ended July 2, 1994, and is incorporated herein by this reference.

         3.02 Bylaws of Trus Joist Corporation (a Delaware corporation), was filed as an exhibit to the Company's Form 10-K for the fiscal year ended December 28, 1991, and is incorporated herein by this reference.

         4.01 TJ International, Inc. Key Employees' 1993 Stock Option Plan was filed as an exhibit to the Company's Form 10-Q for the fiscal quarter ended July 3, 1993, and is incorporated herein by this reference.

         5.01            Opinion of Hawley Troxell Ennis & Hawley

        23.01            Consent of Hawley Troxell Ennis & Hawley (included in
                         Exhibit 5.01)

        23.02            Consent of Arthur Andersen LLP

        24.01            Powers of Attorney

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                         (Signatures on following page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boise, State of Idaho, on May 24, 1996.

                                   TJ INTERNATIONAL, INC.



                                   By: /s/ Thomas H. Denig
                                      ----------------------------------------
                                           Thomas H. Denig
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     CAPACITY                           DATE
- ---------                     ---------                          ----


/s/ Thomas H. Denig           President and Chief Executive      May 24, 1996
- ---------------------------   Officer (Principal Executive
Thomas H. Denig               Officer and Director)


/s/ Valerie A. Heusinkveld    Vice President, Finance and        May 24, 1996
- ---------------------------   Chief Financial Officer
Valerie A. Heusinkveld        (Principal Financial and
                              Accounting Officer)


/s/ Harold E. Thomas        * Chairman of the Board              May 24, 1996
- ----------------------------
Harold E. Thomas


/s/ Robert B. Findlay       *      Director                      May 24, 1996
- ----------------------------
Robert B. Findlay


/s/ Robert V. Hansberger    *      Director                      May 24, 1996
- ----------------------------
Robert V. Hansberger


/s/ J.L. Scott              *      Director                      May 24, 1996
- ----------------------------
J. L. Scott


/s/ Arthur L. Troutner      *      Director                      May 24, 1996
- ----------------------------
Arthur L. Troutner


/s/ J. Robert Tullis        *      Director                      May 24, 1996
- ----------------------------
J. Robert Tullis

SIGNATURE                          CAPACITY                      DATE
- ---------                          --------                      ----


/s/ Steven C. Wheelwright   *      Director                      May 24, 1996
- ----------------------------
Steven C. Wheelwright


/s/ William J. White        *      Director                      May 24, 1996
- -----------------------------
William J. White



- ------------------------------------

     * Thomas H. Denig, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named directors of TJ International, Inc. on this 24th day of May, 1996, pursuant to powers of attorney executed on behalf of each such director.


By:  /s/ Thomas H. Denig
   ---------------------------
         Thomas H. Denig
         Attorney-in-fact

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER      DESCRIPTION                                         PAGE
- --------------      -----------                                         ----

 3.01               Amended Certificate of Incorporation of              N/A
                    the Company was filed as an exhibit to the        ----------
                    Company's Form 10-Q for the quarter ended
                    July 2, 1994, and is incorporated herein by this reference.

 3.02               Bylaws of Trus Joist Corporation (a Delaware         N/A
                    corporation), was filed as an exhibit to the      ----------
                    Company's Form 10-K for the fiscal year ended
                    December 28, 1991, and is incorporated herein by this reference.

 4.01               TJ International, Inc. Key Employees' 1993           N/A
                    Stock Option Plan was filed as an exhibit to      ----------
                    the Company's Form 10-Q for the fiscal quarter ended July 3, 1993, as is incorporated herein by this reference

 5.01               Opinion of Hawley Troxell Ennis & Hawley          Document 2
                                                                      ----------
23.01               Consent of Hawley Troxell Ennis & Hawley          Document 2
                    (included in Exhibit 5.01)                        ----------

23.02               Consent of Arthur Andersen LLP                    Document 3
                                                                      ----------
24.01               Powers of Attorney                                Document 4
                                                                      ----------